Exhibit 5.1

to Registration Statement

201 ST. CHARLES AVENUE NEW ORLEANS, LOUISIANA 70170-5100 504-582-8000 FAX 504-582-8583 www.joneswalker.com

March 2, 2015

Hancock Holding Company

One Hancock Plaza

2510 14th Street

Gulfport, Mississippi 39501

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Hancock Holding Company, a Mississippi corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Company. The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), of an indeterminate aggregate initial offering price or number of (i) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (the “Senior Indenture”) and a subordinated debt indenture between the Company and the Trustee, as trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) (ii) shares of preferred stock, par value $20 per share (“Preferred Stock”), of the Company, (iii) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”), (iv) shares of common stock, par value $3.33 per share (“Common Stock”), of the Company, (v) warrants of the Company (the “Warrants”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein, (vi) purchase contracts (the “Purchase Contracts”) which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) and (vii) units (the “Units” and, collectively with Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Purchase Contracts, the “Securities”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units, in one or more series as determined by the Board of Directors of the Company, or any committee thereof, in subsequent resolutions (“Subsequent Resolutions”) and as described in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”).

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March 2, 2015

In connection with rendering the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the articles of incorporation of the Company, as amended; (ii) the bylaws of the Company, as amended; (iii) the resolutions adopted by the Board of Directors of the Company at a meeting held on February 25, 2015 (the “Board Resolutions”); (iv) Senior Indenture; (v) Subordinated Indenture; and (vi) such other records of the Company, certificates of the Company’s officers and public officials, and such other documents as we have deemed relevant. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy and upon such other documents, records, certificates and other instruments, including certificates or other written or oral advice of public officials and officers of the Company, as we considered necessary or appropriate in connection with rendering the opinions expressed below.

In our examination of such documents, we have assumed without independent verification (i) that each of the documents and instruments reviewed by us has been duly authorized, executed and delivered by each of the parties thereto other than the Company and is enforceable against such parties in accordance with the terms thereof, (ii) the authenticity of all documents and instruments submitted to us as originals, (iii) the conformity to the originals of all documents and instruments submitted to us as conformed, certified or photostatic copies, (iv) the accuracy and completeness of all corporate records made available to us by the Company and its subsidiaries, (v) the absence of any other documents, instruments, records, agreements or understandings that alter, modify or change the validity or accuracy of the representations made to us orally or as set forth in any documents, instruments, records or agreements provided to or reviewed by us, (vi) the genuineness of all signatures on all documents and instruments examined by us, and (vii) the power and legal capacity of all persons (other than the Company and its subsidiaries) who have executed documents reviewed by us hereunder.

Based upon the foregoing and subject to the following qualifications and comments, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power to issue the Securities.

2. Each series of senior Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) a Senior Indenture is entered into between the Company and the Trustee, pursuant to which such series of senior Debt Securities are to be issued, and any necessary supplemental indenture to such Senior Indenture shall have been duly authorized, executed and delivered by the Company and the trustee thereunder, (iii) such Senior Indenture and Trustee

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March 2, 2015

have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and a Form T-1 has been properly filed with the Commission, (iv) the terms of such series of senior Debt Securities shall have been established and approved in accordance with the terms and conditions of such Senior Indenture, as contemplated by the Registration Statement, (v) a Prospectus Supplement with respect to such series of senior Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (vi) any required certificates or global security representing such series of senior Debt Securities shall have been duly authenticated, executed and delivered in accordance with the Senior Indenture, and such senior Debt Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

3. Each series of subordinated Debt Securities issued under the Subordinated Indenture will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) the Subordinated Indenture is entered into between the Company and the Trustee, pursuant to which such series of subordinated Debt Securities are to be issued, and any necessary supplemental indenture to such Subordinated Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee, (iii) such Subordinated Indenture and Trustee have been qualified under the Trust Indenture Act and a Form T-1 has been properly filed with the Commission, (iv) the terms of such series of Debt Securities shall have been established and approved in accordance with the terms and conditions of such Subordinated Indenture, as contemplated by the Registration Statement, (v) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (vi) any required certificates or global security representing such series of Debt Securities shall have been duly authenticated, executed and delivered in accordance with such Subordinated Indenture, and such Debt Securities shall have been duly delivered to, or registered in the name of, the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

4. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the terms of such series of Preferred Stock shall have been established and approved, in conformity with applicable Mississippi law, in accordance with Subsequent Resolutions, and as contemplated by the Registration Statement, (iii) articles of amendment to the articles of incorporation of the Company, as amended, setting forth the terms of such series of Preferred Stock shall have been duly executed, acknowledged, filed and recorded and shall have become effective in accordance with the Mississippi Business Corporation Act (“MBCA”), (iv) a Prospectus Supplement with respect to such series of Preferred Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (v) any required certificates or book-entry representing such series of Preferred Stock shall have been duly executed, countersigned and registered, as needed, and as applicable, duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor (but not less than par value) in accordance with the applicable underwriting, purchase or similar agreement.

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March 2, 2015

5. Each series of Depositary Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the terms of such series of Depositary Shares, including the adoption of the articles of amendment to the articles of incorporation of the Company, setting forth the terms of the Preferred Stock underlying such series of Depositary Shares, shall have been established and approved, in conformity with applicable law, in accordance with Subsequent Resolutions, and as contemplated by the Registration Statement, (iii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts shall have been duly established and approved, and the depositary appointed by the Company, in accordance with Subsequent Resolutions, (iv) a Prospectus Supplement with respect to such series of Depositary Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) the shares of Preferred Stock underlying such series of Depositary Shares have been deposited with a bank or trust company under the depositary agreement, and (vi) any required depositary receipts or book-entry representing such series of Depositary Shares have been duly executed, countersigned and registered, as needed, and as applicable, duly delivered in accordance with the depositary agreement approved by the Subsequent Resolutions against payment of the agreed consideration therefor.

6. The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the issuance and sale of the Common Stock shall have been approved, in conformity with applicable law, in accordance with Subsequent Resolutions, and as contemplated by the Registration Statement, (iii) a Prospectus Supplement with respect to such shares of Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and (iv) any required certificates or book-entry representing the Common Stock shall have been duly executed, countersigned and registered, as needed, and as applicable, duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

7. Each series of Warrants will be legally issued and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) a Warrant Agreement shall have been duly authorized, executed and delivered by the Company and the warrant agent or agents thereunder, (iii) the terms of such Warrants and the Securities issuable upon exercise thereof shall have been established and approved in accordance with Subsequent Resolutions (or a supplemental indenture to the applicable Indenture), and as contemplated by the Registration Statement, the Warrant Agreement relating to such Warrants and, as applicable, the Senior Indenture, the Subordinated Indenture, the MBCA or any other governing instrument or laws, (iv) a Prospectus Supplement with respect to such Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities upon exercise of the Warrants, any and all action required under the MBCA to validly

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issue any Preferred Stock or Common Stock upon exercise of the Warrants, or any and all comparable actions under the governing instruments to validly issue any other Securities upon exercise of the Warrants, shall have been duly taken, (vi) any required qualifications under the Trust Indenture Act shall have been received and (vii) any instruments evidencing such Warrants shall have been duly executed and authenticated or countersigned as provided in the warrant agreement relating thereto and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

8. The Purchase Contracts will be valid and binding obligations of the Company when (i) the Registration Statement shall have become effective under the Act, (ii) a Purchase Contract Agreement between the Company and the Purchase Contract Agent to be named therein, and any necessary accompanying documentation, shall have been duly authorized, executed and delivered by the Company, the Purchase Contract Agent and each other party thereto, (iii) the terms of the Purchase Contracts and the Purchase Contract Agreement shall have been established and approved in accordance with the Subsequent Resolutions, as contemplated by the Registration Statement, or any other governing instruments or laws, (iv) a Prospectus Supplement with respect to such Purchase Contracts shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) the Purchase Contracts have been have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor.

9. The Units will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act, (ii) the Units, and one or more unit agreements (each, a “Unit Agreement”) among the Company, a Unit Agent, and the holders from time to time of the Units, and any necessary accompanying documentation, shall have been duly authorized, executed and delivered by the Company and each other party thereto, (iii) the terms of the Units and the Unit Agreement shall have been established and approved in accordance with Subsequent Resolutions, and as contemplated by the Registration Statement, and, as applicable, the Indentures, any supplemental indenture, the MBCA or any other governing instrument or laws, (iv) a Prospectus Supplement with respect to such Units shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act, (v) any and all actions required under the applicable Indenture to validly issue any Debt Securities pursuant to the Units, any and all actions required under the MBCA to validly issue any Preferred Stock or Common Stock pursuant to the Units, or any and all comparable actions under the governing instruments to validly issue any other Securities pursuant to the Units, shall have been taken, (vi) any required qualifications under the Trust Indenture Act shall have been received and (vii) any required certificates or similar documentation representing the Units shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof or a depositary acting on their behalf against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security: (i) the Board of Directors, or any duly empowered

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March 2, 2015

committee thereof, of the Company shall have duly and validly taken all corporate action necessary to authorize the issuance and sale of each such Security pursuant to the adoption of Subsequent Resolutions (including the due reservation of Securities issuable upon the conversion, exercise or exchange of any other Security) and such authorization shall not have been modified or rescinded; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) shall have been automatically effective upon filing and such effectiveness shall not have been terminated or rescinded; (iii) the Registration Statement will comply with all applicable laws at all times during which the Securities are offered and issued as contemplated by the Registration Statement, and the Company shall continue to remain eligible to use such Registration Statement; (iv) the applicable Prospectus Supplement filed with the Commission describing the Securities offered thereby will comply with all applicable laws; (v) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) the definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Senior Indenture and the Subordinated Indenture, each upon being entered into, will be duly authorized, executed and delivered by the Company and the Trustees, and each of the Indentures and the Trustees have been and will continue to be qualified under the Trust Indenture Act; (viii) the Senior Indenture and the Subordinated Indenture, each upon being entered into, will be a valid, binding and enforceable obligation of the Trustees that are a party thereto; (ix) all Securities will be issued in accordance with the terms and conditions of the Subsequent Resolutions authorizing the issuance of such Securities; (x) the definitive terms of all Debt Securities will be established in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and (xi) there will not have occurred any change in law affecting the validity or enforceability of any such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or regulation (including those relating to the regulation of communications companies) or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company or its assets.

Our opinions expressed above regarding the enforceability of certain of the Company’s obligations are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) including without limitation concepts of materiality, reasonableness, good faith and fair dealing, (iii) public policy considerations that may limit the rights of parties to obtain certain remedies, (iv) laws or public policy considerations that may limit the enforceability of provisions relating to indemnification, exculpation or contribution, (v) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit, (vi) the effects of applicable laws requiring the mitigation of damages and (vii) the

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March 2, 2015

possible unenforceability of contractual provisions providing for choice of governing law or venue, permitting only written contract modifications or waivers, granting or limiting rights of third parties, providing for the waiver of unmatured rights, permitting parties to enforce rights without providing an opportunity to cure, or permitting terms of a contract to be severed.

We do not express any opinion herein concerning any law other than the MBCA (including the statutory provisions and reported judicial decisions interpreting the foregoing). We express no opinion as to the application of (i) the securities or blue sky laws of the various states to the sale of any Securities, (ii) securities or other laws of any foreign nation or jurisdiction and any rules and regulations promulgated thereunder, (iii) the rules of the Financial Industry Regulatory Authority or (iv) any law, rule or regulation that is applicable to any party to any agreements relating to the Securities or the transactions contemplated thereunder solely because such law, rule or regulation is part of a regulatory regime applicable to such party or any of its affiliates as a result of the specific assets or business operations of such party or its affiliates.

In addition, in rendering the foregoing opinion, we have assumed that neither the execution and delivery by the Company of any agreements relating to the Securities nor the performance by the Company of its obligations thereunder (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

This letter has been furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission, and is expressly limited to the specific issues addressed herein. We render no opinion, whether by implication or otherwise, as to any other matter relating to the Company, the Registration Statement, the Securities or any of the transactions contemplated or discussed thereunder. This letter and the opinions expressed herein speak only as of the date hereof. We assume no obligation to revise or supplement this letter should the presently applicable laws be changed by legislative action, judicial decision or otherwise.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the general rules and regulations of the Commission.

Very truly yours,

/s/ Jones Walker L.L.P.

Jones Walker L.L.P.